Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Extreme Networks, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333‑192507, 333-165268, 333-112831, 333-105767, 333-76798, 333-65636, 333-58634, 333-55644, 333-131705, 333-201456, 333-83729, 333‑215648, 333-221876, 333-229582, 333-233164 and 333-23541) on Form S-8 of Extreme Networks, Inc. and subsidiaries of our report dated August 31, 2020, with respect to the consolidated balance sheets of Extreme Networks, Inc. as of June 30, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of June 30, 2020, which report appears in the June 30, 2020 annual report on Form 10‑K of Extreme Networks, Inc.

Our report dated August 31, 2020 on the consolidated financial statements as of June 30, 2020 and 2019 and for each of the years in the three-year period ended June 30, 2020, and the effectiveness of internal control over financial reporting as of June 30, 2020, contains an explanatory paragraph that states that the Company acquired Aerohive Networks, Inc. (Aerohive) during fiscal 2020 and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reportings as of June 30, 2020, Aerohive’s internal control over financial reporting associated with 3% of total assets and 13% of total revenues included in the consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2020. Our audit of internal control over financial reporting also excluded an evaluation of the internal control over financial reporting of Aerohive.

Our report dated August 31, 2020, on the consolidated financial statements as of June 30, 2020 and 2019 and for each of the years in the three-year period ended June 30, 2020, and the effectiveness of internal control over financial reporting as of June 30, 2020 contains an explanatory paragraph that states that the Company has changed its method of accounting for leases as of July 1, 2019 due to the adoption of Accounting Standards Update (ASU) 2016-02, Leases, and several related amendments, as issued by the Financial Accounting Standards Board.

/s/KPMG LLP

Raleigh, North Carolina
August 31, 2020